Exhibit 4.4

FORM OF SERIES B PREFERRED STOCK CERTIFICATE

MountainBank Financial Corporation

MFCP	SHARES

HENDERSONVILLE, N.C.

CUSIP________________
SEE REVERSE FOR
CERTAIN CONDITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

THIS IS TO CERTIFY THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B PREFERRED STOCK, NO PAR VALUE, OF

MountainBank Financial Corporation

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The security evidenced by this certificate is not a deposit account or savings account and is not federally insured or guaranteed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SEAL

SECRETARY AND CHIEF FINANCIAL OFFICER	PRESIDENT AND CHIEF EXECUTIVE OFFICER

MountainBank Financial Corporation

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The Corporation is authorized to issue different classes and series of capital stock. Upon a shareholder’s request, the Corporation will furnish, in writing and without charge, a summary of (i) the designations, relative rights, preferences and limitations applicable to each class of stock, (ii) the variations in rights, preferences and limitations for each series of stock, and (iii) the authority of the Corporation’s Board of Directors to determine the rights, preferences, limitations and variations for future series of stock.

The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT —	as tenants by the entireties		(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature(s) Guaranteed
Signature(s)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.